Exhibit 4.2

FINAL FORM

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM.

SERIES A FORCED EXERCISE WARRANT

Trump Media Group CRO Strategy, Inc.

Warrant Number: [______]
Warrant Shares: [_______]	Issue Date: [______]

THIS SERIES A FORCED EXERCISE WARRANT (the “Warrant”) certifies that, for value received, [_______] (the “Holder”) shall, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, on the first day on or after August 25, 2025, on which the Trading Price of the Shares of the Company is at or above $20.00 (as adjusted for stock splits, stock dividends, combinations, reclassifications and similar events) (the “Trigger” and, such date, the “Trigger Date”), subscribe for and purchase from the Company, [______] shares of Class A common stock, $0.0001 par value per share, of the Company (“Common Stock”) (as subject to adjustment hereunder, the “Warrant Shares”); provided that, should the Trigger occur prior to the date hereof, the Holder shall purchase the Warrant Shares on the date hereof in connection with the Closing (the date of forced exercise being referred to herein as the “Exercise Date”). The Warrant shall terminate and become void, and all rights thereunder and under this Agreement shall cease, at 5:00 p.m., New York City time, on the third anniversary of the Closing Date. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1.         Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Business Combination Agreement, dated August 25, 2025 (as amended, modified or supplemented from time to time, the “Business Combination Agreement”), by and among Yorkville Acquisition Corp., YA S3 Inc., Foris Holdings KY Limited, Crypto.com Strategy Holdings (“Crypto.com Sub”), Trump Media & Technology Group Corp. (“TMTG”) and Yorkville Acquisition Sponsor LLC (the “Sponsor”).

“Company” means, (a) prior to the Conversion, Yorkville Acquisition Corp., a Delaware corporation, and (b) upon and after the Conversion, Trump Media Group CRO Strategy, Inc., a Florida corporation, as applicable.

“Fair Market Value” means, with respect to any asset distributed as part of a Distribution (as defined below), the fair market value of such asset as of the date of determination as determined by the Company.

“Lock-up Agreement” means the Lock-up Agreement, dated [__], 2025 (the “Lock-up Agreement”), by and between the Company and the Holder.

“Person” means any individual, sole proprietorship, partnership, limited liability company, corporation, joint venture, trust, incorporated organization or government or department or agency thereof.

“Registration Rights Agreement” means the Registration Rights Agreement, dated [__], 2025 (the “Registration Rights Agreement”), by and among the Company, the Sponsor, Crypto.com Sub and TMTG.

“Shares” means, (a) prior to the Conversion, Class A ordinary shares, $0.0001 par value per share, of the Company, and (b) upon and after the Conversion, shares of Common Stock, as applicable.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTCQB or the OTCQX (or any successors to any of the foregoing).

“Trading Price” means, with respect to any security, for any date, the price determined by the first of the following clauses that applies: (i) if the security is then listed or quoted on a Trading Market, the closing price of the security for such date on the Trading Market on which the security is then listed or quoted as reported by Bloomberg L.P., (ii) the closing price of the security for such date on the OTC Bulletin Board, (iii) if the security is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the security are then reported in the “Pink Sheets” published by OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share or unit of the security so reported, or (iv) in all other cases, the fair market value of a share or unit of the security as determined by the Company’s board of directors in reliance on the advice of a nationally recognized independent investment banking firm retained and paid by the Company for this purpose.

Section 2.         Exercise.

(a)            Exercise of Warrant. Within one (1) Trading Day following the Exercise Date or, if the Trigger has occurred prior to the date hereof, at or prior to the Closing, the Holder shall deliver the aggregate Exercise Price for the Warrant Shares by wire transfer of immediately available funds or cashier’s check drawn on a United States bank. No Notice of Exercise shall be required.

(b)            Exercise Price. The exercise price per share of Common Stock under this Warrant shall be $10.00, subject to adjustment hereunder (the “Exercise Price”).

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(c)            Mechanics of Exercise.

(i)             Delivery of Warrant Shares Upon Exercise. Except as otherwise instructed by the Holder, the Company shall cause the Warrant Shares purchased hereunder to be transmitted, at the Company’s option, by (a) the transfer agent of the Company to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) at Account Number [ ] if the Company or its designee is then a participant in such system and there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder, (b) by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee or (c) issuing such Warrant Shares in the name of the Holder in restricted book-entry form in the Company’s share register, for the number of Warrant Shares exercised for to the address at [ ], by the date that is two (2) Trading Days after the delivery of the aggregate Exercise Price to the Company (such date, the “Warrant Share Delivery Date”). On the Exercise Date, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares, irrespective of the date of delivery of the Warrant Shares; provided that payment of the aggregate Exercise Price is received within one (1) Trading Day following the Exercise Date or at or prior to the Closing, as the case may be.

(ii)            Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder. The Company shall pay all transfer agent fees required for same-day processing of exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

(iii)           Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

Section 3.         Certain Adjustments.

(a)            Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Warrant Shares shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately after such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately before such event, and the Exercise Price shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

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(b)            Consolidation or Merger. In the event of any (i) consolidation or merger of the Company with or into another Person, (ii) sale of all or substantially all of the Company’s assets to another Person, or (iii) other similar transaction, in each case which entitles the holders of Common Stock to receive (either directly or upon subsequent liquidation) stock, securities, or assets with respect to or in exchange for Common Stock, the Warrant shall, immediately after such consolidation, merger, sale, or similar transaction, remain outstanding and shall thereafter, in lieu of or in addition to (as the case may be) the number of Warrant Shares then exercisable under this Warrant, be exercisable for the kind and number of shares of stock or other securities or assets of the Company or of the successor Person resulting from such transaction to which the Holder would have been entitled upon such consolidation, merger, sale, or similar transaction if the Holder had exercised this Warrant in full immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale, or similar transaction and acquired the applicable number of Warrant Shares then issuable hereunder as a result of such exercise (without taking into account any limitations or restrictions on the exercisability of this Warrant); and, in such case, appropriate adjustment (in form and substance satisfactory to the Holder) shall be made with respect to the Holder’s rights under this Warrant to insure that the provisions of this Section 3(b) hereof shall thereafter be applicable, as nearly as possible, to this Warrant in relation to any shares of stock, securities, or assets thereafter acquirable upon exercise of this Warrant. The provisions of this Section 3(b) shall similarly apply to successive consolidations, mergers, sales, or similar transactions. The Company shall not effect any such consolidation, merger, sale, or similar transaction unless, prior to the consummation thereof, the successor Person (if other than the Company) resulting from such reorganization, reclassification, consolidation, merger, sale, or similar transaction, shall assume, by written instrument substantially similar in form and substance to this Warrant and satisfactory to the Holder, the obligation to deliver to the Holder such shares of stock, securities, or assets which, in accordance with the foregoing provisions, such Holder shall be entitled to receive upon exercise of this Warrant.

(c)            Pro Rata Distributions. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Shares, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend or spin off or other similar transaction) (a “Distribution”), at any time on or after August 25, 2025, then in each such case the Exercise Price shall be adjusted lower so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the close of business on the date (the “Record Date”) fixed for the determination of holders of Shares entitled to receive such dividend or distribution by a fraction, (i) the numerator of which shall be the Fair Market Value of the Shares as of the Trading Day next preceding the Record Date less the Fair Market Value, as of the Record Date, of the portion of the Distribution applicable to one Share, and (ii) the denominator of which shall be the Fair Market Value of the Shares as of the Trading Day next preceding the Record Date, with such adjustment to become effective immediately prior to the opening of business on the day following the Record Date. Notwithstanding the foregoing, in the event that, with respect to any Distribution to which this Section 3(c)) would otherwise apply, the numerator in the fraction referred to in the first sentence of this Section 3(c)) is zero (or is a negative number), then the adjustment provided by this Section 3(c)) shall not be made and in lieu of such adjustment, the Company shall deliver to the Holder on the date fixed for payment to stockholders of the Company such Distribution in respect of the number of Warrant Shares (determined as of the close of business on the Record Date) issuable upon exercise hereof. Upon any adjustment of the Exercise Price hereunder, the number of Warrant Shares shall be increased to equal the number (calculated to the nearest 1/100th of a share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable on the exercise hereof immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

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(d)            Notice to Holder. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by facsimile or email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

Section 4.         Transferability. This Warrant is not transferable.

Section 5.         Prohibition on Hedging. The Holder may not, directly or indirectly, sell, hedge, transfer, pledge, mortgage, charge or otherwise dispose of or encumber, or grant any option over or right to, this Warrant or the Holder’s economic or legal rights or interests in this Warrant or in the Common Stock issuable pursuant to this Warrant.

Section 6.         Miscellaneous.

(a)            No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(c)(i), except as expressly set forth in Section 3.

(b)            Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

(c)            Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Trading Day, then such action may be taken or such right may be exercised on the next succeeding Trading Day.

(d)           Authorized Shares. The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant.

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(e)            Governing Law and Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Business Combination Agreement.

(f)            Representations of the Holder. In connection with the issuance of this Warrant, the Holder specifically represents, as of the date hereof, to the Company by acceptance of this Warrant as follows:

(i)             The Holder is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act. The Holder is acquiring this Warrant and the Warrant Shares to be issued upon exercise hereof for investment for its own account and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act.

(ii)            The Holder understands and acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances. In addition, the Holder represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(iii)           The Holder acknowledges that it can bear the economic and financial risk of its investment for an indefinite period, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Warrant and the Warrant Shares. The Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Warrant and the business, properties, prospects, and financial condition of the Company.

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(g)            Notices. Any notices, consents, waivers or other document or communications required or permitted to be given or delivered under the terms of this Warrant must be in writing and will be deemed to have been delivered: (i) upon receipt, if delivered personally; (ii) when sent, if sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) when sent, if sent by email (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such email could not be delivered to such recipient); and (iv) if sent by overnight courier service, one (1) Trading Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. If notice is given by facsimile or email, a copy of such notice shall be dispatched no later than the next business day by first class mail, postage prepaid. The addresses, facsimile numbers and email addresses for such communications shall be:

If to the Company:

[______]
[______]
[______]
[______]

If to the Holder:

[______]
[______]
[______]
[______]

Or, in each of the above instances, to such other address, facsimile number or email address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party at least five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date and recipient facsimile number or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iv) above, respectively. A copy of the email transmission containing the time, date and recipient e-mail address shall be rebuttable evidence of receipt by email in accordance with clause (iii) above.

(h)           Entire Agreement. This Warrant, together with the Business Combination Agreement, the Lock-up Agreement and the Registration Rights Agreement, constitutes the sole and entire agreement of the parties to this Warrant with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

(i)             Successor and Assigns. This Warrant and the rights evidenced hereby shall be binding upon and shall inure to the benefit of the parties hereto and the successors of the Company and the successors and permitted assigns of the Holder. Such successors and/or permitted assigns of the Holder shall be deemed to be a Holder for all purposes hereunder.

(j)             Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

(k)            Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS WARRANT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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(l)            Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(m)            Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

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(Signature Page Follows)

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FINAL FORM

IN WITNESS WHEREOF, the undersigned have caused this Warrant to be executed by its respective officer thereunto duly authorized as of the date first above indicated.

TRUMP MEDIA GROUP CRO STRATEGY, INC.

By:
	Name:	[______]
	Title:	[______]

[HOLDER]

By:
	Name:	[______]
	Title:	[______]